EXHIBIT 16
                     FIRST AMERICAN INVESTMENT FUNDS, INC.

                POWER OF ATTORNEY -- N-14 REGISTRATION STATEMENT

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathryn L. Stanton, Michael J. Radmer, and Richard J. Shoch, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First American Investment Funds, Inc., relating to the combination of Limited Volatility Stock Fund with and into Stock Fund, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                         Title                       Date



/s/ Robert J. Dayton              Director                    September 13, 1995
Robert J. Dayton


/s/ Welles B. Eastman             Director                    September 13, 1995
Welles B. Eastman


/s/ Irving D. Fish                Director                    September 13, 1995
Irving D. Fish


/s/ Leonard W. Kedrowski          Director                    September 13, 1995
Leonard W. Kedrowski


/s/ Joseph D. Strauss             Director                    September 13, 1995
Joseph D. Strauss


/s/ Virginia L. Stringer          Director                    September 13, 1995
Virginia L. Stringer


/s/ Gae B. Veit                   Director                    September 13, 1995
Gae B. Veit